UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to § 240.14a -12

ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

GEORGE PERLEGOS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:_____________________________________________________________
2) Aggregate number of securities to which transaction applies:____________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________________________________________________________
4) Proposed maximum aggregate value of transaction:_________________________________________________________________________________________
5) Total fee paid:_________________________________________________________________________________________________
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:_________________________________________________________________________________________
2) Form, Schedule or Registration Statement No.:_______________________________________________________________________
3) Filing Party: :__________________________________________________________________________________________________
4) Date Filed:____________________________________________________________________________________________________

The following website, located at http://www.improveatmel.com, has been made publicly available starting on April 17, 2007.

Disclaimer

This website is for general informational purposes only, and is governed by the Terms of Use. The information contained herein does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may view this website, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of George Perlegos, and are based on publicly available information with respect to Atmel Corporation (“Atmel”). Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (the "SEC") by Atmel or other companies George Perlegos considers comparable.

George Perlegos has not sought or obtained consent from any third party to use any statements or information indicated in this website as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. George Perlegos makes no warranty that data or information contained herein, whether derived or obtained from filings made with the SEC or from any third party, is accurate.

George Perlegos shall not be responsible or have any liability for any misinformation contained in any SEC filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of Atmel will trade, and such securities may not trade at prices that may be implied in this website. The estimates, projections and pro forma information set forth in this website are based on assumptions that George Perlegos believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of Atmel will not differ, and any such difference may be material. This website does not recommend the purchase or sale of any security.

George Perlegos reserves the right to change any of his opinions expressed in this website at any time as he deems appropriate. George Perlegos disclaims any obligation to update the information contained herein.

Under no circumstances is this website to be used or considered as an offer to sell or a solicitation of an offer to buy any security. George Perlegos currently holds shares of common stock of Atmel. It is possible that there will be developments in the future that cause George Perlegos from time to time to sell all or a portion of his shares in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. George Perlegos reserves the right to take any actions with respect to his investments in Atmel as he may deem appropriate, including, but not limited to, communicating with management of Atmel, the board of directors of Atmel and other investors, or conducting a proxy solicitation with respect to the election of persons to the board of directors of Atmel.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY GEORGE PERLEGOS FROM THE SHAREHOLDERS OF ATMEL FOR USE AT THE MAY 18, 2007 SPECIAL MEETING OF SHAREHOLDERS OF ATMEL BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAS BEEN MAILED TO SHAREHOLDERS OF ATMEL AND, ALONG WITH OTHER RELEVANT DOCUMENTS, IS AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MACKENZIE PARTNERS, INC. INCORPORATED BY TELEPHONE AT (800) 322-2885 OR BY E-MAIL AT PROXY@MACKENZIEPARTNERS.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED OR REFERRED TO IN THE DEFINITIVE PROXY STATEMENT FILED BY GEORGE PERLEGOS WITH THE SEC.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares. None of the Special Meeting Nominees or the Additional Nominees who the Special Meeting Nominees intend to appoint to the Atmel board owns any shares of Atmel Corporation.

George Perlegos, the Special Meeting Nominees and the Additional Nominees will be the participants in the solicitation of proxies. Mr. Perlegos intends to seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies.

Welcome to an important resource for all Atmel shareholders. I am the largest individual shareholder of Atmel Corporation (NASDAQ: ATML) with approximately 5.3% of Atmel’s outstanding shares. I am also a founder of the company and served as President, Chief Executive Officer and Chairman from 1984 to August 2006.

Since the current board and management assumed control of the company in August 2006, they have overseen a deterioration in the company’s financial performance, and failed to make the fundamental changes necessary to improve Atmel’s results and deliver value to shareholders. I also believe they have taken a series of entrenching, self-enriching and value-eroding actions that are clearly not in the best interests of shareholders.

I am therefore nominating a slate of individuals whom I believe are highly qualified and independent to replace five current Atmel directors at a Special Meeting of Atmel Shareholders scheduled to be held on May 18 for shareholders of record as of April 5, 2007. These nominees will ensure that Atmel’s Board and management create real value for all shareholders.

This website contains all the relevant information and materials related to my proxy solicitation. Please continue to visit often as it will be updated frequently.

Thank you,

George Perlegos

Special Meeting Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	John A. Jarrell
Bernd U. Braune	Gary A. Wetsel
Dr. John D. Kubiatowicz
George A. Vandeman

If all or a sufficient number of the Special Meeting Nominees to constitute a majority of the Atmel board are elected as directors at the special meeting, they intend to increase the number of authorized directors as permitted by Atmel’s bylaws and appoint the three additional nominees to serve as directors of Atmel.

If some of the Special Meeting Nominees are elected as directors but do not constitute a majority of the board, they will nevertheless propose these actions to the other directors and use their best efforts to cause them to be taken.

Brian S. Bean

Mr. Bean has been a managing director and a member of the executive committee of CRT Capital Group, an investment bank, since March 2007. Mr. Bean previously was vice chairman, co-head of investment banking and the head of technology banking at Montgomery & Co., an investment bank, where he was employed from January 2004 to February 2007. From August 2002 to December 2003, Mr. Bean worked in his ranching business at Lava Lake Land and Livestock. Mr. Bean was a managing director, a co-head of corporate finance and the head of global technology banking at Robertson, Stephens & Company, an investment bank, from September 1989 to July 2002. Previously, Mr. Bean was employed by Morgan Stanley & Co. Incorporated, Barclays National Merchant Bank Limited and Goldman, Sachs & Co. Mr. Bean has been actively engaged in providing financing and advisory service to companies in the semiconductor industry for more than 17 years .

Mr. Bean has an M.B.A. from the Stanford Graduate School of Business and a B.A. in botany-molecular biology and zoology from Pomona College, and was an officer in the United States Marine Corps.

Nominees	Additional Nominees
Joseph F. Berardino	Marshall S. Geller
Bernd U. Braune	John A. Jarrell
Dr. John D. Kubiatowicz	Gary A. Wetsel
George A. Vandeman

Joseph F. Berardino

Mr. Berardino has been the chief executive officer of Profectus BioSciences, Inc., a biotechnology company, since October 2005 and chairman of Profectus BioSciences since May 2004. Mr. Berardino was vice chairman of Sciens Capital Management, an asset management firm, from May 2004 to October 2005. Mr. Berardino was chief executive officer of Andersen Worldwide, an accounting firm, from January 2001 to March 2002. Mr. Berardino began his career with Arthur Andersen LLP in 1972, acquired his CPA in 1975 and was a partner at Arthur Andersen from 1982 to 2002. In his 30 years of practice in public accounting, Mr. Berardino conducted and supervised the auditing of large global organizations. For 10 of those years he managed increasingly large auditing practices, including serving as head of Arthur Andersen’s U.S. audit practice before being elevated to chief executive officer of Andersen Worldwide.

Mr. Berardino has been the chairman of the finance committee of the board of trustees for Fairfield University since 2005.

Mr. Berardino holds a B.S. in accounting from Fairfield University and is a certified public accountant (CPA).

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Bernd U. Braune	John A. Jarrell
Dr. John D. Kubiatowicz	Gary A. Wetsel
George A. Vandeman

Bernd U. Braune

Mr Braune is managing director of BB Ventures International e.K., a firm that focuses on strategic technology investments which he launched in 2005. Prior to this, Mr. Braune co-founded Get2Chip Inc. an electronic design automation (EDA) supplier of system-on-chip (SOC) synthesis, in 1999, and served as its chief executive officer and chairman from 1999 to April 2003, when the company was acquired by Cadence Design Systems, Inc. Mr. Braune continued to serve as a consultant and advisor to Cadence’s CEO until the end of 2004.

Mr. Braune has held executive management positions with various companies in the electronics industry including Mentor Graphics Corporation, a provider of software tools and consulting services for electronic design automation, from 1997 to 1999, VLSI Technology, Inc., a designer and manufacturer of custom and semi-custom integrated circuits, from 1993 to 1997, NCR Corporation, a technology company specializing in enterprise computing solutions for the financial and retail industries, from 1987 to 1993 and LSI Logic Corporation, a provider of silicon-to-system solutions, from 1984 to 1987.

Mr. Braune received his technical training in electrical engineering at the Universitaet der Bundeswehr in Neubiberg, Germany while an officer of the German Army, and splits his time between his homes in Germany and the San Francisco bay area.

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	John A. Jarrell
Dr. John D. Kubiatowicz	Gary A. Wetsel
George A. Vandeman

Dr. John D. Kubiatowicz

Dr. Kubiatowicz has been an associate professor of computer science with tenure at the University of California at Berkeley since 2003. He joined the university’s electrical engineering and computer science faculty in 1998. At UC Berkeley, he does research in computer architecture and VLSI design, operating systems and Internet-scale networking.

Dr. Kubiatowicz was selected as one of Scientific American’s top 50 visionaries in research, industry and politics in 2002. He has published 15 papers in multiprocessor architecture, seven papers in quantum computing and over 35 papers in archival storage and peer-to-peer networking. In addition, Dr. Kubiatowicz has served as a consultant for a number of companies in the semiconductor industry, including Cisco Systems, Inc., International Business Machines Corporation (including the IBM Research Labs), Sun Microsystems, Inc. and CLAM Associates Inc. (which has been acquired by Lakeview Technology Inc.).

Dr. Kubiatowicz holds a Ph.D. and S.M. in electrical engineering and computer science, a double S.B. in electrical engineering and physics and a minor in physics from the Massachusetts Institute of Technology.

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	John A. Jarrell
Bernd U. Braune	Gary A. Wetsel
George A. Vandeman

George A. Vandeman

Mr. Vandeman has been the principal and founder of Vandeman & Co, a private investment firm, since he retired in July 2000 from Amgen Inc., a biotechnology company, where he continued as a part-time special advisor until July 2006. From 1995 to 2000, Mr. Vandeman was senior vice president and general counsel of Amgen and a member of its operating committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a senior partner and head of the mergers and acquisitions practice at the international law firm of Latham & Watkins LLP, where he worked for nearly three decades. Mr. Vandeman is a member and past chair of the board of councilors at the University of Southern California Law School.

Mr. Vandeman currently serves as a director of ShopNBC–ValueVision Media, Inc. and SymBio Pharmaceuticals Limited.

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	John A. Jarrell
Bernd U. Braune	Gary A. Wetsel
Dr. John D. Kubiatowicz

Marshall S. Geller

Mr. Geller is co-founder and senior managing director of St. Cloud Capital, a Los Angeles based private investment fund formed in December 2001. He is also chairman, chief executive officer and founding partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as senior managing director for Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East.

Mr. Geller currently serves as a non-executive chairman of the board of ShopNBC–ValueVision Media, Inc. and as director on the boards of GP Strategies Corporation, 1st Century Bank N.A., SCPIE Holdings Inc., Blue Holdings Inc. and National Holdings Corporation, all of which are public companies. Mr. Geller also serves as a member of the board of governors of Cedars-Sinai Medical Center, Los Angeles.

Mr. Geller graduated from California State University, Los Angeles, with a B.S. in business administration, where he currently serves on the dean’s advisory council for the College of Business & Economics.

Nominees	Additional Nominees
Brian S. Bean	John A. Jarrell
Joseph F. Berardino	Gary A. Wetsel
Bernd U. Braune
Dr. John D. Kubiatowicz
George A. Vandeman

John A. Jarrell

Mr. Jarrell has been the director of engineering of Standard Pacific Homes, a division of Standard Pacific Corp., a national homebuilding company, since October 2004. From March 2003 to October 2004, Mr. Jarrell served as a consultant for construction-related projects. Mr. Jarrell founded Seismic Sentry Systems, LLC, a manufacturer of patented safety products for the residential, light industrial and consumer market, and served as its president until from 2001 to March 2003.

Mr. Jarrell was a partner of Pacific Union Company, a real estate development company, from 1978 to 2000, during which time he was the project manager for the construction of a number of large, complex developments including Opera Plaza and The Gift Center II in San Francisco, California and Meadowood Resort in St. Helena, California. Mr. Jarrell founded File-Safe, Inc., a records management company, in 1985, and served in various executive capacities until its sale in 1987.

Mr. Jarrell holds an M.S. in mechanical engineering and an M.B.A. from Stanford University and a B.S. in mechanical engineering from Cornell University.

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	Gary A. Wetsel
Bernd U. Braune
Dr. John D. Kubiatowicz
George A. Vandeman

Gary A. Wetsel

Mr. Wetsel served as the executive vice president, finance, chief financial officer and chief administrative officer of Aspect Communications Corporation, a public business communications solutions company, from April 2002 to December 2004 and remained as a consultant to Aspect until his retirement in March 2005. Mr. Wetsel served as the chief financial officer of Zhone Technologies, Inc., a public telecommunications equipment company, from January 2000 to March 2002. He was president and chief executive officer of WarpSpeed Communications, Corp., a private telecommunications software company, from November 1998 to January 2000 and executive vice president and chief operating officer of Wyse Technologies, Inc., a computing solutions company that became a public company in Taiwan, from November 1996 to November 1998. Mr. Wetsel has also served in executive roles at a number of other public companies, including as president and chief executive officer and a director of Borland International, Inc., a software company, executive vice president and chief financial officer of Octel Communications Corporation, a voice information processing company, and vice president and chief financial officer of Ungermann-Bass, Inc., a computer networking company.

Mr. Wetsel is currently a consultant, director and chairman of the audit committee of Seven Networks, Inc., a private mobile e-mail software company. Mr. Wetsel was previously a director and chairman of the audit committee of LookSmart, Ltd. and a director of Blue Martini, Inc., both of which are public companies.

Mr. Wetsel has over eleven years of experience in public accounting, including seven years with KPMG LLP. Mr. Wetsel holds a B.S. in accounting from the Bentley College of Accounting and Finance and is a certified public accountant (CPA).

Nominees	Additional Nominees
Brian S. Bean	Marshall S. Geller
Joseph F. Berardino	John A. Jarrell
Bernd U. Braune
Dr. John D. Kubiatowicz
George A. Vandeman

Date	Title

04/16/07	George Perlegos Files Definitive Proxy Statement to
Replace Five Atmel Directors at Special Meeting

04/11/07	George Perlegos Files Counterclaim Alleging Material
Misrepresentations in Atmel Proxy Materials

03/30/07	George Perlegos Files Preliminary Proxy Statement to Replace
Five Atmel Directors at Special Meeting

03/27/07	George Perlegos Notifies Atmel of Director Slate for Annual
Meeting

03/23/07	George Perlegos Responds to Meritless Lawsuit by Atmel

03/15/07	George Perlegos Calls Special Shareholder Meeting to
Replace Five Current Atmel Directors

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GEORGE PERLEGOS CALLS SPECIAL SHAREHOLDER MEETING TO REPLACE FIVE CURRENT ATMEL DIRECTORS

Will Nominate Slate of Highly Qualified and Independent Nominees to Strengthen Board and Increase Shareholder Value

Platform Will Include Plan to Focus Atmel on Core Strengths and Conduct Search for New CEO

San Jose, Calif., March 15, 2007 – George Perlegos, a founder and the former President, Chief Executive Officer and Chairman of Atmel Corporation (Nasdaq: ATML), today announced that the Court of Chancery for the State of Delaware has approved his request to call a Special Meeting of Atmel Shareholders, at which he will nominate a slate of five highly qualified and independent individuals to serve on the Atmel Board of Directors. Mr. Perlegos plans to file a preliminary proxy statement with the Securities and Exchange Commission within the next two weeks that will set forth the board nominees and provide additional detail on a plan to increase shareholder value at Atmel. The Special Meeting is scheduled to be held on May 18 for shareholders of record as of April 5, 2007.

Mr. Perlegos stated, “As one of Atmel’s largest shareholders, I am concerned that the current board and management have undertaken a series of entrenching, self-enriching and value-eroding actions. Current management has overseen a deterioration in the company’s financial performance while failing to make the fundamental changes necessary to refocus and restructure the business and position the company for long-term growth.”

He continued, “I intend to nominate five highly qualified and independent individuals. Once elected, they will work with urgency to implement a plan to reposition Atmel by focusing on its core strengths in microcontrollers and hire a new CEO to revitalize the management team.”

Mr. Perlegos will not nominate himself for a board seat. Should the slate be elected, Mr. Perlegos said he would be willing to serve as CEO on an interim basis while the company conducts a search for a new CEO.

Mr. Perlegos led Atmel from its inception in 1984 until August 2006. He beneficially owns approximately 5.3% of Atmel’s outstanding shares. In comparison, the Atmel directors whom Mr. Perlegos seeks to replace own less than 0.01% of Atmel’s outstanding shares in the aggregate, based on public filings. Mr. Perlegos is seeking the removal of the following current directors of Atmel: Pierre Fougere, Dr. Chaiho Kim, Steven Laub, David Sugishita and T. Peter Thomas.

Latham & Watkins LLP and Potter Anderson & Corroon LLP are acting as legal counsel to Mr. Perlegos.

IMPORTANT INFORMATION

George Perlegos intends to file with the Securities and Exchange Commission a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with a Special Meeting of Shareholders of Atmel Corporation on May 18. Atmel Corporation shareholders are strongly advised to read that proxy statement when it becomes available because it will contain important information. A definitive proxy statement and a form of proxy will be mailed to Atmel Corporation shareholders and will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION REGARDING THE PARTICIPANTS

George Perlegos is a founder of Atmel Corporation. He served as President, Chief Executive Officer and Chairman of the Board of Atmel Corporation from December 1984 until August 2006.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares, based upon the 486,797,048 shares of common stock reported by Atmel Corporation to be outstanding as of April 20, 2006 in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006.

George Perlegos and the nominees, once identified, will be the participants in the solicitation of proxies. Mr. Perlegos may seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies for the

Special Meeting.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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GEORGE PERLEGOS RESPONDS TO MERITLESS LAWSUIT BY ATMEL

San Jose, Calif., March 23, 2007 – George Perlegos, a founder and the former President, Chief Executive Officer and Chairman of Atmel Corporation (Nasdaq: ATML), today issued the following statement in response to a lawsuit filed today by Atmel in the United States District Court for the Northern District of California:

“This meritless lawsuit is a waste of company resources and a desperate attempt by an entrenched board and management to distract investors from the recent poor performance of the company. My brother and I have complied – and will continue to comply – with all applicable provisions of the federal securities laws. I look forward to filing my preliminary proxy materials and to nominating five highly qualified and independent individuals who will work with urgency to reposition Atmel and hire a new CEO to revitalize the management team and build shareholder value.”

“As one of Atmel’s largest shareholders, I continue to be concerned by what I see as entrenching, self-enriching and value-eroding actions by the Board and this management team. Current management has overseen a deterioration in the company’s financial performance and has failed to make the fundamental changes I believe are necessary to improve the company’s results and position it for long-term growth.”

“The Delaware Chancery Court already has endorsed my right to call a special meeting and Atmel shareholders should have the right to vote on the future direction of their company. It is apparent to me that in filing this lawsuit, management and the board are placing their own self-interests above shareholders’ right to vote in an effort to protect their positions and defend Mr. Laub’s lucrative compensation package. I call on the Board and management to stop these distractions and engage in a meaningful dialogue on the future of the company.”

Mr. Perlegos led Atmel from its inception in 1984 until August 2006. Mr. Perlegos is seeking the removal of the following current directors of Atmel: Pierre Fougere, Dr. Chaiho Kim, Steven Laub, David Sugishita and T. Peter Thomas.

Latham & Watkins LLP and Potter Anderson & Corroon LLP are acting as legal counsel to Mr. Perlegos.

IMPORTANT INFORMATION

George Perlegos intends to file with the Securities and Exchange Commission a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with a Special Meeting of Shareholders of Atmel Corporation on May 18. Atmel Corporation shareholders are strongly advised to read that proxy statement when it becomes available because it will contain important information. A definitive proxy statement and a form of proxy will be mailed to Atmel Corporation shareholders and will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION REGARDING THE PARTICIPANTS

George Perlegos is a founder of Atmel Corporation. He served as President, Chief Executive Officer and Chairman of the Board of Atmel Corporation from December 1984 until August 2006.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares, based upon the 486,797,048 shares of common stock reported by Atmel Corporation to be outstanding as of April 20, 2006 in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006.

George Perlegos and the nominees, once identified, will be the participants in the solicitation of proxies. Mr. Perlegos may seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies for the Special Meeting.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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GEORGE PERLEGOS NOTIFIES ATMEL OF DIRECTOR SLATE FOR ANNUAL MEETING

Proposes Slate of Highly Qualified and Independent Nominees to Strengthen Board and Increase Shareholder Value

San Jose, Calif., March 27, 2007 – George Perlegos, the largest individual shareholder of Atmel Corporation (Nasdaq: ATML), today notified Atmel of his intention to nominate eight highly qualified and independent individuals for election as directors at the Company’s annual meeting currently announced for July 25, 2007. The Company’s advance notice bylaws require submission of the slate today for the annual meeting, whether or not the meeting is actually held on July 25.

As previously announced, Mr. Perlegos intends to nominate five individuals for election as directors at a special meeting of Atmel shareholders to be held on May 18, 2007, which would replace five of the six current directors. However, if elected at the special meeting, the five replacement directors would serve only until the next annual meeting of Atmel shareholders, at which time Mr. Perlegos would support for election as directors all eight of the nominees he submitted today. Mr. Perlegos intends to file a preliminary proxy statement this week with the Securities and Exchange Commission naming his five nominees for the special shareholder meeting and detailing their plan to increase shareholder value at Atmel.

Mr. Perlegos stated, “The deteriorating financial performance of the Company under current management and the Board makes it imperative that I have the ability to nominate director candidates at the Company’s special meeting and, if necessary, at the annual meeting. Although Atmel’s bylaws require me to notify the Company today of any candidates I may nominate at the annual meeting, I am continuing to move forward with my plan to nominate five new directors at the May 18 special meeting.”

Mr. Perlegos continued: “All of my candidates are highly qualified and independent individuals who, once elected, will immediately begin executing a comprehensive plan to focus Atmel on its core strengths in microcontrollers, return value to shareholders, and hire a new, experienced CEO to revitalize the management team. I believe it is critical that a strong team lead the Company to ensure that Atmel delivers value to all shareholders.”

Nominees Fully Committed to Driving Shareholder Value at Atmel

Mr. Perlegos has assembled the following slate of nominees who will provide leadership and strategic direction to maximize Atmel shareholder value. They are fully committed to serving in the best interests of all shareholders.

•	Brian S. Bean – Mr. Bean has been actively engaged in providing investment banking advice to companies in the semiconductor industry for more than 17 years, most recently as Vice Chairman, Co-Head of Investment Banking and the Head of Technology Banking at Montgomery & Co., where he was employed from January 2004 to February 2007. He has also served as Managing Director, Co-Head of Corporate Finance and the Head of Global Technology Banking at Robertson, Stephens & Co. and as an investment banker at Morgan Stanley & Co. Incorporated, Barclays National Merchant Bank Limited and Goldman, Sachs & Co. Mr. Bean has an M.B.A. from the Stanford Graduate School of Business and a B.A. in botany-molecular biology and zoology from Pomona College, and was an officer in the United States Marine Corps.

•	Joseph F. Berardino – Mr. Berardino is the Chairman and CEO of Profectus BioSciences, Inc., a biotechnology company. Previously, Mr. Berardino was Vice Chairman of Sciens Capital Management, an asset management firm, from May 2004 to October 2005. Prior to joining Sciens Capital, Mr. Berardino was CEO of Andersen Worldwide, an accounting firm. He began his career with Arthur Andersen LLP in 1972, acquired his CPA in 1975 and was a partner at Arthur Andersen from 1982 to 2002. In his 30 years of practice in public accounting, Mr. Berardino conducted and supervised the auditing of large global organizations. For 10 of those years he managed increasingly large auditing practices, including serving as head of Arthur Andersen’s U.S. audit practice before being elevated to chief executive officer of Andersen Worldwide. Mr. Berardino holds a B.S. in Accounting from Fairfield University.

•	Bernd U. Braune – Mr. Braune is Managing Director of BB Ventures International, a firm that focuses on strategic technology investments which he launched in 2005. Previously, Mr. Braune co-founded Get2Chip Inc. an electronic design automation (EDA) supplier of system-on-chip (SOC) synthesis, in 1999, and served as its Chairman and CEO until April 2003 when the company was acquired by Cadence Design Systems. Mr. Braune continued to serve as a consultant and advisor to Cadence's CEO until the end of 2004. Mr. Braune has held executive management positions with various companies in the electronics industry including Mentor Graphics Corporation, a provider of software tools and consulting services for electronic design automation, from 1997 to 1999; VLSI Technology, Inc., a designer and manufacturer of custom and semi-custom integrated circuits, from 1993 to 1997; NCR Corporation, a technology company specializing in enterprise computing solutions for the financial and retail industries, from 1987 to 1993; and LSI Logic Corporation, a provider of silicon-to-system solutions, from 1984 to 1987. Mr. Braune received his technical training in electrical engineering at the Universitaet der Bundeswehr in Neubiberg, Germany.

•	Marshall S. Geller – Mr. Geller is co-founder and Senior Managing Director of St. Cloud Capital, a private investment fund formed in December 2001. He is also Chairman, CEO and founding partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as non- executive Chairman of ShopNBC–ValueVision Media, Inc. and as a director on the boards of GP Strategies Corporation, 1st Century Bank N.A., SCPIE Holdings Inc., Blue Holdings, Inc. and National Holdings Corp., all of which are public companies. Mr. Geller graduated from California State University, Los Angeles, with a B.S. in business administration.

•	John A. Jarrell – Mr. Jarrell has been the Director of Engineering at Standard Pacific Homes, a division of Standard Pacific Corp., a national homebuilding company, since October 2004. From March 2003 to October 2004, Mr. Jarrell served as a consultant for construction-related projects. Mr. Jarrell founded Seismic Sentry Systems, LLC, a start-up manufacturer of patented safety products for the residential, light industrial and consumer market, in 2001, and served as its president until March 2003. Mr. Jarrell was a partner of Pacific Union Company, a real estate development company, from 1978 to 2000. Mr. Jarrell founded File-Safe, Inc., a records management company, in 1985, and served in various executive capacities until its sale in 1987. Mr. Jarrell holds an M.S. in mechanical engineering and an M.B.A. from Stanford University and a B.S. in mechanical engineering from Cornell University.

•	Dr. John D. Kubiatowicz – Dr. Kubiatowicz has been an Associate Professor of computer science with tenure at the University of California at Berkeley since 2003. He joined the university’s electrical engineering and computer science faculty in 1998. At UC Berkeley, he does research in computer architecture and VLSI design, operating systems and Internet-scale networking. Dr. Kubiatowicz was selected as one of Scientific American’s top 50 visionaries in research, industry, and politics in 2002. He has published 15 papers in multiprocessor architecture, seven papers in quantum computing and over 35 papers in archival storage and peer-to-peer networking. In addition, Dr. Kubiatowicz has served as a consultant for a number of companies in the semiconductor industry, including Cisco Systems, Inc., International Business Machines Corporation (including the IBM Research Labs), Sun Microsystems, Inc. and CLAM Associates Inc. (which has been acquired by Lakeview Technology Inc.). Dr. Kubiatowicz holds a Ph.D. and S.M. in Electrical Engineering and Computer Science, a double S.B. in Electrical Engineering and Physics and a minor in Physics from the Massachusetts Institute of Technology.

•	George A. Vandeman – Mr. Vandeman is the principal and founder of Vandeman & Co, a private investment firm, since he retired in July 2000 from Amgen Inc., a biotechnology company, where he continues as a part-time special advisor. From 1995 to 2000, Mr. Vandeman was Senior Vice President and General Counsel of Amgen and a member of its Operating Committee. Immediately prior to joining Amgen in July 1995, Mr. Vandeman was a Senior Partner and Head of the Mergers and Acquisitions practice at the international law firm of Latham & Watkins LLP, where he worked for nearly three decades. Mr. Vandeman is a member and past chair of the board of councilors at the University of Southern California Law School. Mr. Vandeman currently serves as a director of ShopNBC–ValueVision Media, Inc. and SymBio Pharmaceuticals Limited.

•	Gary A. Wetsel – Mr. Wetsel was the Executive Vice President (EVP), Finance, CFO and Chief Administrative Officer of Aspect Communications Corporation, a public business communications solutions company, from April 2002 to December 2004. Mr. Wetsel was the CFO of Zhone Technologies, Inc., a public telecommunications equipment company, from January 2000 to March 2002. Previously, he was President and CEO of WarpSpeed Communications, Corp., a private telecommunications software company, from November 1998 to January 2000 and EVP and COO of Wyse Technologies, Inc., a computing solutions company that became a public company in Taiwan, from November 1996 to November 1998. Mr. Wetsel has also served in executive roles at a number of other public companies, including as President and CEO and a director of Borland International, Inc., a software company, EVP and CFO at Octel Communications Corporation, a voice information processing company, and Vice President and CFO of Ungermann-Bass, Inc., a computer networking company. Mr. Wetsel is currently a consultant, director and chairman of the audit committee of Seven Networks, Inc., a private mobile e-mail software company. Mr. Wetsel was previously a director and chairman of the audit committee of LookSmart, Ltd. and a director of Blue Martini, Inc., both public companies. Mr. Wetsel has over eleven years of experience in public accounting, including seven years with KPMG LLP. Mr. Wetsel holds a B.S. in Accounting from the Bentley College of Accounting and Finance and is a certified public accountant (CPA).

IMPORTANT INFORMATION

George Perlegos intends to file with the Securities and Exchange Commission a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with a Special Meeting of Shareholders of Atmel Corporation on May 18. Atmel Corporation shareholders are strongly advised to read that proxy statement when it becomes available because it will contain important information. A definitive proxy statement and a form of proxy will be mailed to Atmel Corporation shareholders and will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION REGARDING THE PARTICIPANTS

George Perlegos is a founder of Atmel Corporation. He served as President, Chief Executive Officer and Chairman of the Board of Atmel Corporation from December 1984 until August 2006.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares, based upon the 486,797,048 shares of common stock reported by Atmel Corporation to be outstanding as of April 20, 2006 in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006.

George Perlegos and the nominees, once identified, will be the participants in the solicitation of proxies. Mr. Perlegos may seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies for the Special Meeting.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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GEORGE PERLEGOS FILES PRELIMINARY PROXY STATEMENT TO REPLACE FIVE ATMEL DIRECTORS AT SPECIAL MEETING

Names Highly Qualified and Independent Nominees Who Will Divest Assets to Focus Atmel on Core Strength in
Microcontrollers and Improve Profitability

New Directors Plan $500 Million to $1 Billion Share Repurchase Program

Will Conduct Search for Experienced and Highly Qualified President and CEO

San Jose, Calif., March 30, 2007 – George Perlegos, the largest individual shareholder of Atmel Corporation (Nasdaq: ATML), announced today the filing of the preliminary proxy statement with the Securities and Exchange Commission in connection with his planned solicitation of proxies at a Special Meeting of Shareholders scheduled for May 18, 2007 for Atmel shareholders of record as of April 5, 2007. Mr. Perlegos is seeking support from fellow Atmel shareholders to elect five highly qualified and independent nominees to replace five members of Atmel’s current Board of Directors.

Mr. Perlegos, a founder of Atmel, led the company as President, Chief Executive Officer and Chairman from its inception in 1984 until August 2006. He beneficially owns approximately 5.3% of Atmel’s outstanding shares. In his preliminary proxy statement filed today, Mr. Perlegos named the five individuals he is nominating for election at the Special Meeting: Brian S. Bean, Joseph F. Berardino, Bernd U. Braune, Dr. John D. Kubiatowicz and George A. Vandeman. He also named three additional individuals whom the nominees, if elected, would seek to add to the Atmel board: Marshall S. Geller, John A. Jarrell and Gary A. Wetsel.

The preliminary proxy statement outlines a plan to drive shareholder value at Atmel, including divesting non-core assets to refocus the Company on its core strengths in microcontrollers, hiring an experienced new President and CEO, and initiating a $500 million to $1 billion share repurchase program.

Mr. Perlegos is seeking the removal of the following current directors of Atmel: Pierre Fougere, Dr. Chaiho Kim, Steven Laub, David Sugishita and T. Peter Thomas. These Atmel directors own less than 0.01% of Atmel’s outstanding shares in the aggregate, based on public filings.

Mr. Perlegos stated, “As Atmel’s largest individual shareholder, I am deeply concerned by the decline in the company’s financial performance under the current board and management. Although Atmel is not current in its financial reporting due to an ongoing stock options investigation, the information it has released indicates a marked downturn in both net revenues and net cash.”

He continued: “The current Board and management’s so-called plan to address Atmel’s deteriorating financial performance does not go nearly far enough and has significant flaws that could jeopardize the future value of the Company. In addition, management has yet to demonstrate any real progress on the initiatives it has announced. If elected, my proposed slate of directors will work with urgency to divest low-margin assets, make the necessary investment in the Company’s high-growth, high-margin businesses and return value to shareholders through a significant share repurchase program.”

He continued: “I am also dismayed by what I view as a series of self-enriching and entrenching actions taken by the board and management that are clearly not in the best interests of Atmel shareholders, including going to court in an unsuccessful attempt to prevent shareholders from voting on the leadership of the company at a special meeting. Instead of attempting to tarnish my reputation and filing meritless lawsuits, it’s time this board and management engage in a real dialogue about Atmel and let the shareholders of the company decide its future. My nominees are highly qualified and independent individuals with strong leadership experience. Once elected, they will hire an experienced President and CEO to revitalize the management team and move quickly to execute their strategic plan to deliver value to all Atmel shareholders.”

In conjunction with the filing of his preliminary proxy statement, Mr. Perlegos today issued an open letter to shareholders which provides details on the qualifications of his nominees and their plan for creating shareholder value at Atmel. A copy of the letter is included with this press release or may be obtained from MacKenzie Partners Inc. by calling 1-800-322-2885, or emailing proxy@mackenziepartners.com, or from the Securities and Exchange Commission’s website at www.sec.gov.

IMPORTANT INFORMATION

Atmel Corporation shareholders are strongly advised to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement and a form of proxy will be mailed to Atmel Corporation shareholders and will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION REGARDING THE PARTICIPANTS

George Perlegos is a founder of Atmel Corporation. He served as President, Chief Executive Officer and Chairman of the Board of Atmel Corporation from December 1984 until August 2006.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares, based upon the 486,797,048 shares of common stock reported by Atmel Corporation to be outstanding as of April 20, 2006 in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006. None of the nominees or the additional individuals owns any shares of Atmel Corporation.

George Perlegos, the nominees and the additional nominees who the nominees intend to appoint to the Atmel board will be the participants in the solicitation of proxies. Mr. Perlegos may seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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GEORGE PERLEGOS FILES COUNTERCLAIM ALLEGING MATERIAL MISREPRESENTATIONS IN ATMEL PROXY MATERIALS

Alleges Atmel Proxy Materials Misstate Benefits of Company’s Restructuring Plan, Omit Significant Details Regarding Laub’s Experience, Qualifications and Compensation and Mischaracterize Delaware Court Ruling

San Jose, Calif., April 11, 2007 – George Perlegos, the largest individual shareholder of Atmel Corporation (Nasdaq: ATML), today filed an Answer and Counterclaim in the lawsuit filed by Atmel against him on March 23, 2007 in the United States District Court for the Northern District of California. In his Counterclaim, George Perlegos seeks to compel Atmel to issue corrective statements and to enjoin the Company from making further misstatements so that Atmel’s shareholders have complete and accurate information prior to voting at the Special Meeting of Shareholders scheduled for May 18, 2007. Atmel shareholders of record as of April 5, 2007 are entitled to vote at the Special Meeting.

Mr. Perlegos is seeking support from fellow Atmel shareholders to elect five nominees he believes are highly qualified and independent individuals to replace five members of Atmel’s current Board of Directors at the Special Meeting. Mr. Perlegos is not one of the nominees. If his five nominees are elected, Mr. Perlegos would also seek to add three additional individuals to the Atmel board. Mr. Perlegos, a founder of Atmel, led the company as President, Chief Executive Officer and Chairman from its inception in 1984 until August 2006. He beneficially owns approximately 5.3% of Atmel’s outstanding shares.

Misstatements and Omissions Concerning Atmel’s New Strategic Initiatives

In his Counterclaim, Mr. Perlegos alleges that recent statements by Robert Avery, Atmel’s Vice President of Finance and Chief Financial Officer, indicate that Atmel’s proxy materials significantly overstate the benefits of the restructuring plan adopted by the board in December 2006. In summary, Mr. Perlegos alleges:

•	Atmel has represented in its proxy filing that it expects its strategic initiatives to result in cost savings in the range of $70 million to $80 million in 2007, reaching an annual rate of $80 million to $95 million by 2008. However, at a March 7, 2007 conference hosted by Morgan Stanley, Mr. Avery provided additional information about the restructuring plan that casts doubt on the disclosures in Atmel’s proxy materials.

•	Specifically, Mr. Avery stated that Atmel expects a cost reduction of only $20 million in 2007, all due to headcount reduction. Atmel’s April 9 proxy solicitation does not make it clear that the headcount reduction will contribute to Atmel’s claimed cost reductions; a reasonable shareholder could incorrectly conclude that these projected savings are in addition to those projected from the Company’s restructuring plan.

•	The remaining $50 million to $60 million in projected 2007 cost savings actually represent depreciation on Atmel’s fabrication facility in North Tyneside, United Kingdom, which cannot be taken as a result of the decision to sell that facility. Atmel’s proxy materials omit any reference to the $200 million write off that it was forced to take in December 2006 to value the facility at fair market value because of its planned sale.

•	Mr. Avery also stated that projected 2008 cost savings of $60 to $75 million are contingent on selling the UK facility and entering into favorable supply arrangements with the as yet unknown buyer or another manufacturer. The uncertainties associated with these estimates are not disclosed in Atmel’s materials. Even though Atmel announced its strategic initiatives in December 2006, Mr. Avery conceded that it did not hire a broker to sell the UK facility until March 7, 2007.

•	Mr. Avery also admitted that Atmel did not expect to sell the fabrication facility in Heilbronn, Germany until at least 2008. The sale of this facility was first announced by Atmel in December 2006. There is no mention of the expected delay in the sale in Atmel’s proxy solicitation materials.

Misstatements and Omissions Concerning Atmel CEO Steven Laub

In his Counterclaim, Mr. Perlegos alleges that Atmel’s proxy solicitations omit significant details regarding the prior experience and qualifications of Mr. Laub, and also misrepresent the manner in which Mr. Laub’s compensation package was determined.

First, Atmel’s proxy fails to make it clear that, before becoming CEO of Atmel, Mr. Laub’s sole experience as a public company CEO was during a brief, ten-week period at Silicon Image, Inc., a company less than one-third the size of Atmel. According to his own letter of resignation, Mr. Laub resigned from that position due to “fundamental issues of relative role and responsibility that unexpectedly arose as early as [his] first week of employment, just two months ago.” In Atmel’s earlier preliminary proxy statement filed on March 23, 2007, it stated that Mr. Laub was President and CEO of Silicon Image “[f]rom 2004 to 2005.” Shareholders reading this statement could have concluded that Mr. Laub actually held the CEO position for approximately two years – as opposed to a ten-week period that happened to span two calendar years.

After Mr. Perlegos advised shareholders of the misleading nature of Atmel’s disclosure in his letter to shareholders on March 30, 2007, Atmel changed its proxy statement to state that “From November 2004 to January 2005, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions.” This disclosure is still inadequate. Shareholders reading this statement could conclude that Mr. Laub held the CEO position for three months when, according to the public filings of Silicon Image, Mr. Laub actually held his position as CEO for a ten-week period from November 11, 2004 to January 20, 2005. The April 9 solicitation fails to fully explain both the length of Mr. Laub’s tenure as CEO and the reasons for his untimely and hasty departure from the company.

Second, the April 9 solicitation omits key facts relating to Mr. Laub’s tenure at Lattice Semiconductor Corporation and his departure from that company. For the nine full calendar quarters that coincided with Mr. Laub’s approximate two-year tenure as President of Lattice, the Company suffered a net loss in every quarter. During Mr. Laub’s tenure as President, Lattice’s stock price declined by over 50%, and the Company lost approximately 30% of its share of the market for programmable logic devices. Mr. Laub left his position at Lattice for unspecified “personal reasons.”

The April 9 solicitation also fails to disclose significant accounting irregularities that arose during Mr. Laub’s tenure at Lattice, which required Lattice to restate its financial statements for the first three quarters of 2003 and led to the filing of a class action lawsuit. The lawsuit – which named Mr. Laub as an individual defendant – alleged that the company and its executives “manipulated Lattice’s financial statements to inflate its revenues and gross margins, and understate its liabilities and net losses, causing Lattice’s shares to trade at artificially inflated levels.”

Third, Atmel has misrepresented the manner in which Mr. Laub’s compensation package was awarded. Notwithstanding Mr. Laub’s lack of prior experience and the lack of a proper search for a permanent CEO, the board awarded Mr. Laub a compensation package that dramatically exceeds any compensation ever given to an Atmel executive.

Mr. Laub’s compensation package includes:

•	not less than $1.4 million of total targeted annual compensation, consisting of an annual salary of $700,000 plus annual cash incentives in a target amount of not less than $700,000;

•	options for 4 million shares of common stock, subject to NASDAQ approval, of which 1,450,000 shares were issued immediately upon his appointment;

•	options for 500,000 shares granted on January 2, 2007 and a contractual obligation to issue Mr. Laub an additional 1,000,000 restricted shares if, as it appears to be the case based on public disclosures, NASDAQ does not allow Atmel to grant him options covering the full 4,000,000 shares; and

•	a "golden parachute" that will accelerate his option vesting and pay him at least $2.1 million if he is removed.

Atmel’s April 9 proxy solicitation states that the “Compensation Committee determines the compensation for all of Atmel's executive officers,” that executive compensation is “overseen and administered by the Compensation Committee,” and that the “Compensation Committee has not delegated any of its authority with respect to any material component of the compensation of the executive officers of Atmel.” Those statements suggest that the Compensation Committee negotiated and determined Mr. Laub's compensation. In the Delaware litigation, however, Atmel director David Sugishita testified that, although he was not a member of the Compensation Committee, he negotiated Mr. Laub’s employment contract and that the Compensation Committee approved it only after it had already been signed.

The April 9 solicitation is also false and misleading because it states that the Compensation Committee considers numerous factors in determining CEO compensation, which could not have reasonably been considered in the three days between Mr. Laub’s agreement to serve on August 3, 2006 and the employment agreement’s approval, three days later, on August 6, 2006, particularly because the Compensation Committee did not meet during that period.

Since Mr. Laub took over as CEO, Atmel’s net revenues have significantly declined. Net revenues began declining in the third quarter of 2006 as compared to the second quarter of 2006, and declined further, by approximately 5%, in the fourth quarter of 2006 as compared to the third quarter of 2006 (excluding revenues from Atmel’s Grenoble, France subsidiary that was sold in the third quarter of 2006). Current management has projected a further decline in net revenues, by as much as 8%, in the first quarter of 2007 as compared to the fourth quarter of 2006. Additionally, net cash decreased 4% from September 30, 2006 to December 31, 2006, the first quarter during which the current board and management did not have the benefit of the one-time sale of the Grenoble, France subsidiary.

The process by which Atmel negotiated Mr. Laub’s compensation package, coupled with his undisclosed lack of CEO qualifications, hasty departures from Silicon Image and Lattice, and Atmel’s poor performance during his tenure are key facts that Mr. Perlegos believes are material to Atmel’s stockholders as they evaluate the current board of directors’ decision to hire Mr. Laub as President and CEO with no search for qualified candidates, and decide whether Mr. Laub, and the four directors who hired him, have the necessary experience, judgment and vision to lead Atmel.

Misstatements and Omissions Concerning the Delaware Court Ruling

In his Counterclaim, Mr. Perlegos alleges that Atmel’s press releases and proxy solicitation materials contain a number of misstatements and omissions concerning the background of the special meeting and materially misrepresent the nature of the litigation before the Delaware Court of Chancery. For example, he alleges:

•	Atmel consistently fails to mention that the Court of Chancery found the Company’s investigation into certain allegations regarding the misuse of travel resources to be flawed. Specifically, the Court of Chancery described the investigation as “somewhat distant from ideal” and went on to observe that there was “some room for discomfort with the thoroughness and fairness of the investigation.”

•	Atmel has consistently and selectively quoted from the Court of Chancery opinion to imply that the Delaware proceeding commenced under Section 225 of the Delaware General Corporation Law was a trial on the merits of Mr. Perlegos’s removal. It was not. The decision of the Court of Chancery was merely one in which the Court, acting within the very limited scope of Section 225, deferred to the board’s reliance on the investigation report. In fact, the Court specifically stated that its concerns with the “thoroughness and fairness of the investigation” were “not the substantive merits-based questions which the Court, can, or should, resolve in the context of a Section 225 action.” Without the context of the scope of the Section 225 review, Atmel’s description misrepresents the court’s findings and is materially misleading.

•	Atmel consistently fails to mention that the Board’s original investigation into the alleged misuse of travel resources concluded that the head of Atmel’s in-house travel office, Shahram Davani, acted alone. According to Mr. Perlegos’s counterclaim, it was only after the board’s audit committee negotiated an agreement with Davani that eliminated any threat of criminal charges and allowed him to retain over half of the money he stole did he present unreliable and uncorroborated evidence against Mr. Perlegos, which Atmel accepted without confirmation.

•	Atmel consistently fails to mention that its investigator, Mr. Bergeson, did not corroborate information from Mr. Davani. In fact, Mr. Bergeson admitted in the Delaware proceedings that he never confirmed whether the information obtained from Mr. Davani regarding Mr. Perlegos was accurate, nor did he ask Mr. Perlegos about Mr. Davani’s allegations or give him a reasonable opportunity to respond to allegations that were used as the basis of Mr. Perlegos’s termination.

Response to Atmel’s Meritless Claims

The Answer to Atmel’s Complaint asserts there is no merit to Atmel’s claims and that Atmel’s claims fail to allege facts sufficient to state a claim against Mr. Perlegos. Mr. Perlegos asserts that he has complied – and will continue to comply – with all applicable provisions of the federal securities laws. Specifically:

•	Contrary to Atmel’s allegations, George Perlegos has not made any false or misleading statements in violation of Section 14(a) of the Securities and Exchange Act of 1934.

•	Contrary to Atmel’s allegations, Messrs. George and Gust Perlegos are not acting as a “group” for purposes of Section 13 of the Securities and Exchange Act of 1934 and therefore are not required to file a Form 13-d as Atmel claims.

Mr. Perlegos believes that he has acted reasonably and in good faith and that Atmel shareholders have only been prejudiced by Atmel’s material misstatements and omissions in Atmel’s proxy materials.

Latham & Watkins LLP, Farella Braun & Martel LLP, and Potter Anderson & Corroon LLP are acting as legal counsel to Mr. Perlegos.

IMPORTANT INFORMATION

Atmel Corporation shareholders are strongly advised to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement and a form of proxy will be mailed to Atmel Corporation shareholders and will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION REGARDING THE PARTICIPANTS

George Perlegos is a founder of Atmel Corporation. He served as President, Chief Executive Officer and Chairman of the Board of Atmel Corporation from December 1984 until August 2006.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares, based upon the 486,797,048 shares of common stock reported by Atmel Corporation to be outstanding as of April 20, 2006 in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2006.

None of the nominees or the additional individuals who the nominees intend to appoint to the Atmel board owns any shares of Atmel Corporation.

George Perlegos, the nominees and the additional individuals will be the participants in the solicitation of proxies. Mr. Perlegos intends to seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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GEORGE PERLEGOS FILES DEFINITIVE PROXY STATEMENT TO
REPLACE FIVE ATMEL DIRECTORS AT SPECIAL MEETING

Nominees Send Letter to Atmel Shareholders Detailing Plan
to Increase Shareholder Value at Atmel

San Jose, Calif., April 16, 2007 – George Perlegos, the largest individual shareholder of Atmel Corporation (Nasdaq: ATML), announced today the filing of the definitive proxy statement with the Securities and Exchange Commission in connection with his planned solicitation of proxies at a Special Meeting of Shareholders scheduled for May 18, 2007 for Atmel shareholders of record as of April 5, 2007. Mr. Perlegos is seeking support from fellow Atmel shareholders to elect five highly qualified and independent nominees at the Special Meeting to replace five members of Atmel’s current Board of Directors. If his five nominees are elected, they would seek to add three additional highly qualified and independent directors to the Atmel board.

Mr. Perlegos, a founder of Atmel, led the company as President, Chief Executive Officer and Chairman from its inception in 1984 until August 2006. He beneficially owns approximately 5.3% of Atmel’s outstanding shares. The definitive proxy statement he filed today outlines a plan to drive shareholder value at Atmel, including divesting non-core assets to make Atmel a pure-play microcontroller company, hiring an experienced, new President and CEO, and initiating a $500 million to $1 billion share repurchase program.

In conjunction with the mailing of Mr. Perlegos’s definitive proxy statement, the nominees sent the following letter to shareholders outlining their plan to create shareholder value at Atmel and cautioning shareholders against relying on misleading information from Atmel’s current Board and management.

A LETTER FROM THE INDEPENDENT CANDIDATES
FOR THE ATMEL BOARD OF DIRECTORS

     TAKE ACTION TO PROTECT YOUR INVESTMENT IN ATMEL:
VOTE THE GREEN PROXY CARD AT THE MAY 18 SPECIAL MEETING

April 16, 2007

Dear Atmel Shareholder:

We are seeking your support to replace five of Atmel’s directors at a Special Meeting of Shareholders to be held on May 18, 2007 for Atmel shareholders of record as of April 5, 2007. If elected, we would seek to expand the board of Atmel to a total of eight directors. We are writing to you to set the record straight about how the current board is failing Atmel shareholders and how we plan to increase shareholder value at Atmel.

     DON’T LET THE LAUB-SUGISHITA SMEAR CAMPAIGN DISTRACT YOU FROM THEIR RECORD OF FAILURE AND POOR CORPORATE GOVERNANCE

WE HAVE A REAL PLAN AND THE EXPERIENCE NECESSARY TO DELIVER VALUE TO ATMEL SHAREHOLDERS

We believe the way to deliver maximum value at Atmel is by making it a pure-play microcontroller Company. Our plan includes the following strategic initiatives:

•	Promptly hiring a new, highly-qualified and experienced CEO;

•	Spinning-off Atmel’s Smart Card business to its shareholders;

•	Selling Atmel’s automotive business in Germany, which we believe can be sold for $400-$500 million;

•	Divesting non-core assets, such as the Company’s NOR-flash business;

•	Initiating a $500 million to $1 billion share repurchase program; and

•	Removing the current poison pill in accordance with the highest standards of corporate governance.

We have no conflicts, self-interest or hidden agenda, and we are not standing for election in order to reinstate Mr. Perlegos as the Company has suggested. We have the same clear and simple interest as all Atmel shareholders – seeing the Company restored to greatness and increasing the stock price. We believe each nominee’s track record speaks for itself, and if elected, we intend to apply our experience and knowledge toward achieving the highest and best use of Atmel’s valuable assets for the benefit of all shareholders.

ATMEL’S FINANCIAL PERFORMANCE HAS DETERIORATED RAPIDLY
UNDER LAUB AND SUGISHITA

This inexperienced and unqualified CEO and Chairman are destroying the value of your investment. Before Laub and Sugishita took control of the Company, revenues had been increasing steadily over the prior four years. Information on the Company’s more recent performance is lacking because Atmel is no longer current in its financial reporting. But even the limited financial information that the Company has made available indicates that revenues are now declining steadily.

•	Third quarter 2006 revenue declined 5% sequentially.

•	Fourth quarter 2006 revenue declined another 5% sequentially.

•	Atmel’s management team has predicted a further sequential decline in revenue of up to 8% for the first quarter of 2007.

THE COMPANY’S RESTRUCTURING PLAN IS DEEPLY FLAWED AND ITS SUPPOSED BENEFITS HAVE BEEN GROSSLY OVERSTATED

The Laub-Sugishita board and management fail to recognize several critical opportunities to generate significant returns for shareholders, and they have misled shareholders about the supposed benefits of their plan.

•	Rather than making Atmel a pure-play microcontroller Company, the Laub-Sugishita board and management team will retain non-core assets such as the NOR-flash and Smart Card business.

•	They are refusing to return value to you – the owners – through a significant share repurchase program.

•	We believe that Atmel’s current plan to sell its wafer fabrication facility in Heilbronn, Germany would be a strategic mistake. The far better strategy would be for the Company to sell its automotive business in Germany as a stand-alone business.

Atmel has also exaggerated the supposed cost savings associated with its flawed plan in its proxy materials.

•	Atmel’s proxy statement cites expected cost savings of $70 million to $80 million in 2007; however, $60 million of that results solely from the absence of a non-cash depreciation charge due to the pending sale of the fabrication facility in North Tyneside, United Kingdom.

•	Atmel’s proxy statement further projects that Atmel will reach an annual savings rate of $80 million to $95 million by 2008, the bulk of which is highly speculative as it is contingent on selling the UK facility and either entering into favorable supply arrangements with the as yet unknown buyer or another manufacturer or moving the wafer fabrication to another facility with lower production costs.

•	Atmel’s CFO has admitted that Atmel lacks confidence in its ability to sell the fabrication facility in Heilbronn, Germany until at least 2008, more than a year after the sale of this facility was first announced by Atmel in December 2006.

THE TRUE STORY OF THE PALACE COUP

The Laub-Sugishita board terminated Mr. Perlegos, Atmel’s co-founder and CEO for over 20 years, over a highly questionable $170,000 claim based on a flawed investigation. Three days later, without conducting a CEO search, they awarded a pay package of over $10 million to a man with only ten weeks of public Company CEO experience.

The Laub-Sugishita Board Conducted a Defective Investigation

After carefully studying the judicial record and consulting with legal counsel, we strongly believe that Mr. Perlegos did not knowingly engage in any wrongdoing or profit from the ticketing fraud that was undertaken by an employee in the Company’s travel office.

It is also clear to us that the current board ran a highly questionable investigation, created an unnecessary crisis atmosphere and precipitously terminated Mr. Perlegos, a founder of the Company who served as the president, chief executive officer and chairman of Atmel from its inception in 1984 until August 2006. Mr. Perlegos made immeasurable contributions to Atmel, leading the Company’s growth and development from a start-up Company into a worldwide leader in the design, manufacturing and marketing of advanced semiconductors.

Among the facts that the Laub-Sugishita board doesn’t want you to know are:

•	The Delaware Chancery Court expressed its "discomfort with the thoroughness and fairness of the investigation and with the decisions;”

•	The board’s original investigation into the alleged misuse of travel resources concluded that the head of Atmel’s travel office, Shahram Davani, acted alone in the embezzlement scheme;

•	The board’s audit committee proceeded to negotiate a deal with Davani that eliminated any threat of criminal charges and allowed him to retain over half of the money he stole. Only then did Davani make uncorroborated allegations, which Atmel accepted without confirmation;

•	The board’s investigator, Mr. Bergeson, did not corroborate information from Mr. Davani, nor did he ask Mr. Perlegos about Mr. Davani’s allegations or give him a reasonable opportunity to respond to the allegations that were used as the basis for Mr. Perlegos’s termination; and

•	The Laub-Sugishita board did not provide Mr. Perlegos with a fair opportunity to respond to the uncorroborated allegations, and then waited until Mr. Perlegos was out of the country to terminate his employment.

The Laub-Sugishita Board did not Conduct a CEO Search

The board never retained an executive search firm to identify and review candidates. Instead the board followed the suggestion of just one director, Mr. Sugishita, and used a self-created and unnecessary “crisis” as a justification to make Mr. Sugishita the Chairman and to hire Mr. Laub as CEO on three days’ notice.

Had the board properly reviewed Mr. Laub’s credentials, they would have seen:

•	His only prior experience as a public Company president and CEO was at Silicon Image, Inc., a Company less than one-third Atmel’s size, where he lasted for only approximately ten weeks.

•	Mr. Laub’s only other experience as a president of a public Company was at Lattice Semiconductor Corporation, which he had left in the Fall of 2003. He appears to have been unemployed during the subsequent year.

•	During his tenure as president, Lattice suffered a net loss in each of the nine full calendar quarters. The Company also lost approximately 30% of its market share for its principal product line.

•	Lattice was required to restate its financial statements for the first three quarters of 2003 during which Mr. Laub was president and was the subject of a class action lawsuit. The lawsuit named Mr. Laub as an individual defendant and alleged that Lattice “manipulated Lattice’s financial statements to inflate its revenues and gross margins, and understate its liabilities and net losses, causing Lattice’s shares to trade at artificially inflated levels.”

Sugishita Made Laub the “$10 Million Man with 10 Weeks Experience”

Atmel’s current board hastily and inappropriately awarded Laub a lavish and excessive compensation package worth more than $10 million in cash, stock options and severance benefits. This package dramatically exceeds any other compensation package in the history of Atmel.

At the time of Mr. Laub’s retention, the Compensation Committee was comprised of Messrs. Laub, Thomas and Fougere. Mr. Sugishita appears to have completely usurped the role of the Compensation Committee and unilaterally negotiated the terms of Mr. Laub’s employment agreement. The Compensation Committee seriously failed to meet all standards of good corporate governance by hastily approving Laub’s pay package, employment agreement and golden parachute in no more than three days.

We are dismayed by these highly questionable actions by the current board, which directly conflict with their claimed commitment to “proper ethics” and compliance.

PROTECT YOUR INVESTMENT – DON’T BE DISTRACTED BY THE LAUB-SUGISHITA SMEAR CAMPAIGN.

Messrs. Laub, Sugishita and the rest of the Atmel board are attempting to distract you by trying to smear the reputation of George Perlegos. You are not voting on Mr. Perlegos. He is not a nominee, nor is he seeking any permanent executive position at the Company. He is Atmel’s largest individual shareholder and has asked us to help him protect his investment and those of all Atmel shareholders.

We strongly believe that, with your support, we can quickly deliver significant value to all Atmel shareholders by:

•	Making Atmel a pure-play microcontroller Company by disposing of non-core assets;

•	Promptly hiring a highly-qualified and experienced CEO to run the Company; and

•	Initiating a $500 million to $1 billion share repurchase program.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD TODAY.

If you have any questions about our solicitation, or need assistance in voting your GREEN proxy card, please call our proxy solicitors, MacKenzie Partners, Inc., Toll-Free at (800) 322-2885 or (212) 929-5500 (call collect) or e-mail them at proxy@mackenziepartners.com.

Thank you for your careful consideration.

Sincerely,

Brian S. Bean		Joseph F. Berardino		Bernd U. Braune

	Dr. John D. Kubiatowicz		George A. Vandeman

Marshall S. Geller		John A. Jarrell		Gary A. Wetsel

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold: 415-618-8750

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03/30/07	04/16/07

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Presentations will be posted here as soon as they become available.

Your vote is important no matter how few shares you own. Because the removal of the Incumbents requires the affirmative vote of a majority of all outstanding shares of Atmel, a failure to vote on removal has the same effect as a vote against removal of the Incumbents. Moreover, election of a new director to take the place of any removed director requires the affirmative vote of a majority of the votes cast at the meeting (assuming there is a quorum present at the meeting). As a result, your vote is extremely important in deciding the future of Atmel. I urge you to sign, date and return your GREEN proxy card as soon as possible and vote “FOR” the removal of the Incumbents and “FOR” the election of all of the Special Meeting Nominees.

•	If your shares are registered in your own name, please sign and date your GREEN proxy card and return it in the post- paid envelope provided to MacKenzie Partners, Inc., which is assisting me in this solicitation.

•	If your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, you can vote your shares via telephone or internet by following the instructions on the GREEN proxy card mailed to you by your custodian. You may also send back your signed and dated GREEN proxy card in the post-paid envelope provided by your custodian. I urge you to confirm your instructions in writing to the person responsible for your account and to provide a copy of those instructions to MacKenzie Partners, Inc. at the address and telephone numbers set forth below, so that I will be aware of your instructions and can take steps to ensure that your instructions are followed.

If you have any questions or require any additional information concerning this proxy statement, please contact MacKenzie Partners, Inc. at the address set forth below.

MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or

CALL TOLL FREE (800) 322-2885

Filing Date Title		FORMAT	Form Type
04/16/07	Definitive Proxy Statement	HTML	DEFC14A
04/12/07	Press Release	HTML	DFAN14A
04/10/07	Preliminary proxy statement	HTML	PRRN14A
03/30/07	Preliminary proxy statement	HTML	PREC14A
03/30/07	Press Release	HTML	DFAN14A
03/27/07	Press Release	HTML	DFAN14A
03/26/07	Press Release	HTML	DFAN14A
03/15/07	Press Release	HTML	DFAN14A

This website is for general informational purposes only, and is governed by the Terms of Use. The information contained herein does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may view this website, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of George Perlegos, and are based on publicly available information with respect to Atmel Corporation (“Atmel”). Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (the "SEC") by Atmel or other companies George Perlegos considers comparable.

George Perlegos has not sought or obtained consent from any third party to use any statements or information indicated in this website as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. George Perlegos makes no warranty that data or information contained herein, whether derived or obtained from filings made with the SEC or from any third party, is accurate.

George Perlegos shall not be responsible or have any liability for any misinformation contained in any SEC filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of Atmel will trade, and such securities may not trade at prices that may be implied in this website. The estimates, projections and pro forma information set forth in this website are based on assumptions that George Perlegos believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of Atmel will not differ, and any such difference may be material.

This website does not recommend the purchase or sale of any security.

George Perlegos reserves the right to change any of his opinions expressed in this website at any time as he deems appropriate. George Perlegos disclaims any obligation to update the information contained herein.

Under no circumstances is this website to be used or considered as an offer to sell or a solicitation of an offer to buy any security. George Perlegos currently holds shares of common stock of Atmel. It is possible that there will be developments in the future that cause George Perlegos from time to time to sell all or a portion of his shares in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. George Perlegos reserves the right to take any actions with respect to his investments in Atmel as he may deem appropriate, including, but not limited to, communicating with management of Atmel, the board of directors of Atmel and other investors, or conducting a proxy solicitation with respect to the election of persons to the board of directors of Atmel.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY GEORGE PERLEGOS FROM THE SHAREHOLDERS OF ATMEL FOR USE AT THE MAY 18, 2007 SPECIAL MEETING OF SHAREHOLDERS OF ATMEL BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAS BEEN MAILED TO SHAREHOLDERS OF ATMEL AND, ALONG WITH OTHER RELEVANT DOCUMENTS, IS AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MACKENZIE PARTNERS, INC. INCORPORATED BY TELEPHONE AT (800) 322-2885 OR BY E-MAIL AT PROXY@MACKENZIEPARTNERS.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED OR REFERRED TO IN THE DEFINITIVE PROXY STATEMENT FILED BY GEORGE PERLEGOS WITH THE SEC.

George Perlegos is the beneficial owner of 25,871,908 shares of common stock in Atmel Corporation, representing approximately 5.3% of the outstanding shares. None of the Special Meeting Nominees or the Additional Nominees who the Special Meeting Nominees intend to appoint to the Atmel board owns any shares of Atmel Corporation.

George Perlegos, the Special Meeting Nominees and the Additional Nominees will be the participants in the solicitation of proxies. Mr. Perlegos intends to seek reimbursement from Atmel Corporation of the expenses he incurs in connection with his solicitation of proxies.

Investor Contacts:
MacKenzie Partners, Inc.
Dan Burch/Larry Dennedy
1-800-322-2885

Media Contacts:
Sard Verbinnen & Co
Hugh Burns/Lesley Bogdanow: 212-687-8080
Paul Kranhold/Andrew Cole: 415-618-8750

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